Calculation of Filing Fee Tables
S-3
Phathom Pharmaceuticals, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.0001 par value per share	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Stock, $0.0001 par value per share	457(r)				0.0001381
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	4	Other	Warrants	457(r)				0.0001381
Fees to be Paid	5	Other	Units	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	6	Equity	Common Stock, $0.0001 par value per share	415(a)(6)	5,827,416		$ 228,434,707.20			S-3	333-275431	11/17/2023	$ 0.00
			Total Offering Amounts:				$ 228,434,707.20		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) Omitted pursuant to Form S-3 General Instruction II.E. Includes rights to acquire common stock or preferred stock of the Phathom Pharmaceuticals, Inc. (the "Registrant") under any shareholder rights plan then in effect, if applicable under the terms of any such plan. (2) An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of Common Stock is being registered as may be issued from time to time upon conversion of any Debt Securities that are convertible into Common Stock or pursuant to any anti-dilution adjustments with respect to any such convertible Debt Securities. (3) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee.

[2]	(1) Omitted pursuant to Form S-3 General Instruction II.E. Includes rights to acquire common stock or preferred stock of the Phathom Pharmaceuticals, Inc. (the "Registrant") under any shareholder rights plan then in effect, if applicable under the terms of any such plan. (2) An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of Common Stock is being registered as may be issued from time to time upon conversion of any Debt Securities that are convertible into Common Stock or pursuant to any anti-dilution adjustments with respect to any such convertible Debt Securities. (3) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee.

[3]	(1) Omitted pursuant to Form S-3 General Instruction II.E. Includes rights to acquire common stock or preferred stock of the Phathom Pharmaceuticals, Inc. (the "Registrant") under any shareholder rights plan then in effect, if applicable under the terms of any such plan. (2) An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of Common Stock is being registered as may be issued from time to time upon conversion of any Debt Securities that are convertible into Common Stock or pursuant to any anti-dilution adjustments with respect to any such convertible Debt Securities. (3) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee.

[4]	(1) Omitted pursuant to Form S-3 General Instruction II.E. Includes rights to acquire common stock or preferred stock of the Phathom Pharmaceuticals, Inc. (the "Registrant") under any shareholder rights plan then in effect, if applicable under the terms of any such plan. (2) An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of Common Stock is being registered as may be issued from time to time upon conversion of any Debt Securities that are convertible into Common Stock or pursuant to any anti-dilution adjustments with respect to any such convertible Debt Securities. (3) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee.

[5]	(1) Omitted pursuant to Form S-3 General Instruction II.E. Includes rights to acquire common stock or preferred stock of the Phathom Pharmaceuticals, Inc. (the "Registrant") under any shareholder rights plan then in effect, if applicable under the terms of any such plan. (2) An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of Common Stock is being registered as may be issued from time to time upon conversion of any Debt Securities that are convertible into Common Stock or pursuant to any anti-dilution adjustments with respect to any such convertible Debt Securities. (3) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee.

[6]	The Registrant previously registered securities having an aggregate offering price of up to $500,000,000 pursuant to a Registration Statement on Form S-3 (Registration No. 333-275431) (the "Prior Registration Statement"), filed with the Securities and Exchange Commission on November 9, 2023 and declared effective on November 17, 2023. In connection with the filing of the Prior Registration Statement, the Registrant made a contemporaneous registration fee payment with respect to the accompanying resale prospectus (the "Prior Resale Prospectus") registering the resale of up to 5,827,416 shares held by the selling stockholder named therein, all of which remain unsold under the Prior Registration Statement as of the date of this registration statement. The Prior Resale Prospectus will be terminated as of the date of this Registration Statement on Form S-3. Pursuant to Rule 457(p), $24,922.25 of the registration fee previously paid in connection with the Prior Resale Prospectus under the Prior Registration Statement will be applied to the fees payable pursuant to this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A